Filed pursuant to Rule 424(b)(5)
File No. 333-291917

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2025)

Up to $16,335,000

Common Shares

Vision Marine Technologies Inc.

We have entered into an ATM Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity” or the “Sales Agent”), dated January 23, 2026, relating to the sale of our common shares offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares from time to time up to an aggregate offering price of up to $ 16,335,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our common shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell such our common shares. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our common shares equal to 7.5% for block trades over $1,000,000 and 3.0% of the gross sales price per share of all other shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain commissions and expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares trade on the Nasdaq under the symbol “VMAR.” The last reported sale price of our common shares on the Nasdaq on January 21, 2026 was $4.84 per share. For a more detailed description of our common shares, see the section entitled “Description of the Securities we are Offering” beginning on page S-23 of this prospectus supplement.

As of January 23, 2026, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately $49,005,070 based on 996,038 common shares outstanding, of which 657 shares were held by affiliates as of such date, and a price of $49.20 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. During the 12-month period prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As a result, we may offer and sell up to $16,335,000 of our common shares hereunder as of January 23, 2026.

We are an emerging growth company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-18 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus should carefully consider before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada.

ThinkEquity

The date of this prospectus supplement is January 23, 2026

NAUTICAL VENTURES
NAUTICAL VENTURES
FORT LAUDERDALE
NORTH PALM
PALM CITY
SARASOTA
PENSACOLA
HOLIDAY

TOP 100

# WINNER OF THE YEAR

## 2024 BOATING INDUSTRY TOP 100 DEALERSHIP

# EMOTION™

## ELECTRIC POWERTRAIN TECHNOLOGY

ELECTRIC

### Electric - 180 Hp

High-tech marine-designed motor, equipped with [illegible] captors and independent cooling, providing the 180 horsepower.

### Easy Charging Anywhere, Anytime

Onboard Charging System allows for quick and easy charging from any shore outlet, in or out of the water.

### Built For Marine

A purpose marine designed powertrain unique in the industry with high quality standards.

## 180E

Electric High Voltage Marine Powertrain

VISION
MARINE TECHNOLOGIES

EMOTION™
ELECTRIC POWERTRAIN TECHNOLOGY

RECORD ELECTRIC SPEED

# 116 MPH

116 MPH

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated December 12, 2026, are part of a registration statement on Form F-3 (File No. 333-291917) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, and “our business” refer to Vision Marine Technologies Inc. and its consolidated subsidiaries, and “common shares” refer to our “Voting Common Shares – Series Investor 1” common shares, with no par value.

All references to “$” or “dollars”, are expressed in United States dollars unless otherwise indicated. All reference to “CAD$” or to “CDN$” are to Canadian dollars.

All share and per share amounts in this prospectus supplement (except where otherwise indicated) account for (i) a 1:15 reverse stock split of our common shares that occurred on August 22, 2024, (ii) a 1:9 reverse stock split of our common shares that occurred on October 8, 2024, (iii) a 1:10 reverse stock split of our common shares that occurred on March 31, 2025 and (iv) a 1:40 reverse stock split of our common shares that occurred on January 14, 2026. Any document incorporated by reference into this prospectus supplement (including the bas prospectus attached hereto) that was filed prior to the date of any of these reverse stock splits will not reflect such subsequent reverse stock splits.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying base prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying base prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2025, filed on November 28, 2025 and amended on December 19, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and accompanying base prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus supplement. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

We were incorporated pursuant to the Business Corporations Act (Quebec) on August 27, 2012. Until June 23, 2025, our principal activity was the design, development and manufacturing of electric outboard powertrain systems and power boats and the renting of electric boats. On June 23, 2025, we acquired Nautical Ventures and with locations in Florida for the sale of boats, parts and accessories and the provision of related services.

Business Overview

Vision Marine Technologies, Inc. is a marine technology company focused on developing and commercializing electric propulsion solutions and related products for the recreational boating market. Our core technology is the E-Motion™ high-voltage electric outboard powertrain platform, which includes our flagship 180 HP E-Motion 180E system. The E-Motion platform is designed to deliver continuous high horsepower, enhanced reliability, and a zero-emission boating experience through a purpose-built marine-grade motor, multisensor control architecture, dedicated cooling systems, and onboard charging capability through standard shore power. We also design and manufacture electric boats integrated with our propulsion systems and have historically offered electric boat rentals at select locations.

In June 2025, we expanded our business beyond manufacturing and technology development through the acquisition of Nautical Ventures, a leading Florida-based multi-brand boat dealership group. Nautical Ventures operates eight retail and service locations offering new and used recreational boats, parts, accessories, repairs, and maintenance services. Its product mix includes both electric and internal-combustion engine (“ICE”) boats, positioning the business as a comprehensive provider of marine products to consumers and commercial customers. As disclosed in our filings, the acquisition materially broadened our revenue base and improved margin profile, with Nautical Ventures contributing significant sales volume shortly after closing.

As a result, we now operate through two complementary business segments: (i) electric propulsion and boat manufacturing, including ongoing development and commercialization of our E-Motion™ systems and electric boat models; and (ii) retail sales and services through Nautical Ventures, which provides a scaled distribution platform and recurring service revenue. This integrated model enhances our market reach, strengthens operational synergies between technology and retail, and positions the Company to promote the adoption of electric propulsion while benefiting from a diversified revenue mix within the broader recreational marine industry.

Nautical Ventures’ Operations

In June 2025, we acquired Nautical Ventures which sells boats, parts and accessories and offers services related to recreational boating. Nautical Ventures has eight locations in Florida, consisting of four dealerships, a marina, a yacht tender service and a kayak rental. Despite the acquisition of Nautical Ventures having occurred in the past two and one-half months of our fiscal 2025, revenue from Nautical Ventures represented approximately 92.8% of our total revenue for our 2025 fiscal year. These operations represented approximately 65.2% of our total assets on August 31, 2025.

The bulk of Nautical Ventures revenues for the year ended December 31, 2024 and the three months ended March 31, 2025 (approximately 89% and 90%, respectively) was derived from the sale of boats from third-party manufacturers, the majority of which were manufactured by Axopar Boats Oy (“Axopar”). The sale of boats from Axopar represented approximately 38% of net revenue in our fiscal year ended August 31, 2025 and 34% of our consolidated revenues in the three-month period ended November 30, 2025. On January 8, 2026, Axopar delivered a notice purporting to terminate our distribution agreement with Axopar. On January 11, 2026, we formally responded by disputing the validity of such notice on the basis that it does not comply with the contractual notice and termination provisions. The remainder of Nautical Ventures revenues for those periods was primarily derived from the sale of boat parts and “water toys” (such as kayaks, stand-up paddleboards, and electric personal watercraft), the provision of services and dockage fees.

Certain real estate used by Nautical Ventures dealership locations is held by entities controlled by the previous owner, and in connection with the acquisition, we obtained the right to either acquire the real estate or receive the net proceeds from a sale, resulting in a recorded proceeds receivable of approximately $10.4 million as of June 20, 2025. Following the sale of the two North Palm Beach properties, this receivable was reduced to approximately $6.6 million upon our receipt of net proceeds totaling $3.8 million. The remaining real estate was appraised in October and November by third-party valuation experts. Based on such latest appraised values, the real estate net of the related mortgages on those properties represents an estimated $11 million in equity value to the Company upon its sale.

Boat Sales

Nautical Ventures is primarily focused on the sale of recreational boats including both those with internal combustion engines and with electric propulsion. Nautical Ventures sells boats through its dealerships in Ft. Lauderdale, Sarasota, Palm Beach, Tampa Bay and Pensacola, two of which locations are waterfront dealerships. We are proud that in February 2025, Boating Industry magazine listed Nautical Ventures as number one in its ranking of the top 100 U.S. dealerships.

Fort Lauderdale dealership

Nautical Ventures has translated its experience with sales, servicing the customer and knowledge of the region in which it operates into annual sales of near or over $100 million in its past two full calendar years. With just under two and one-half months of operations in our 2025 fiscal year, the sale of boats by Nautical Ventures accounted for approximately 80.5% of all of our revenue in our 2025 fiscal year.

Although, Nautical Ventures sells both new and used boats, the sale of new boats respectively accounted for approximately 79.7% and 81.9% of Nautical Ventures’ revenues in the year ended December 31, 2024 and the three months ended March 31, 2025, respectively. In particular, Nautical Ventures has had success in selling new models of boats manufactured by Axopar with such models accounting for approximately 51% of Nautical Ventures’ revenues in the 2024 calendar year. The sale of boats from Axopar represented approximately 38% of net revenue in our fiscal year ended August 31, 2025 and 34% of our consolidated revenues in the three-month period ended November 30, 2025. On January 8, 2026, Axopar delivered a notice purporting to terminate our distribution agreement with Axopar. On January 11, 2026, we formally responded by disputing the validity of such notice on the basis that it does not comply with the contractual notice and termination provisions. As of the date of this prospectus supplement, discussions between the parties remain ongoing. Pending resolution of the foregoing, as of the date of this prospectus supplement we have not placed additional orders for Axopar boats. The Company expects to continue selling Axopar boats currently in inventory, as well as boats previously ordered in accordance with the distribution agreement.

The sale of used boats accounted for approximately 6.7% and 8.5% of Nautical Ventures revenues in the year ended December 31, 2024 fiscal and the three months ended March 31, 2025, respectively. We sell used versions of the new makes and models we offer and used boats of other makes and models generally taken as trade-ins. Our used boat sales depend on our ability to source a supply of high-quality used boats at attractive prices. We acquire a large portion of our used boat inventory through customer trade-ins. We strive to increase our used boat business through the availability of quality used boat trade-ins generated from our new boat sales efforts, which are well-maintained through our service initiatives. Additionally, substantially all of our used boat inventory is posted on our digital properties, which expands the awareness and availability of our products to a large audience of boating enthusiasts.

We believe that Vision Marine’s experience with electric boats enhances the ability of the network of dealerships provided by Nautical Ventures to sell electric boats. We envision the increased sale of electric boats by Nautical ventures to include both boats manufactured by us as well as those manufactured by third parties.

Other

In addition to selling boats, Nautical Ventures generates revenue by providing services for boat owners, selling parts needed for the maintenance of boats owned by our customers, selling of water toys (such as inflatable and rideable toys) and renting kayaks, paddleboards and pontoons. With just under two and one-half months of operations in our 2025 fiscal year, these other revenue sources from Nautical Ventures accounted for approximately 12.2% of all of our revenue in our 2025 fiscal year

We believe that we can expand revenue from products and services related to boats through the Nautical Ventures network. In particular, we are pursuing efforts to expand our electric integration services in Florida to combine various components, including the electric motor, battery system, charging system, and control systems, to create a functional and efficient electric propulsion system and to increase revenue derived from the provision of financing and warranty opportunities.

Floor Plan Financing

We finance most of our new and some of our used boat inventory through standardized floor plan facilities with various financial institutions, manufacturer-affiliated finance companies and other lending institutions. The new and used boat floor plan facilities bear interest at variable rates based on either the secured overnight financing rate or prime rates. The weighted average interest rate on floor plan facilities was 9.7% as of August 31, 2025. The new and used boat floor plan facilities are collateralized by boat inventory and other assets.

The vehicle floor plan facilities contain a number of covenants, including, among others, covenants restricting Nautical Ventures with respect to the creation of liens and changes in ownership, officers and key management personnel. Nautical Ventures was not compliant with covenants of its floor plan due to a change of ownership when Nautical Ventures Group purchased 86% of the shares held by a founding shareholder in 2023. In addition, Nautical Ventures was not compliant with the covenant requiring threshold debt service coverage ratios due to the reduced margins throughout 2024 caused by excessive dealer inventory levels, fierce competition and high floor plan interest triggering technical defaults with 5 of its lenders, namely:

•	Wells Fargo Commercial Finance

•	Bank of Montreal (BMO)

•	Valley National Bank

•	Shore Premier/Centennial Bank

•	Northpoint Commercial Finance

In June 2025 all of the above lenders, except for Wells Fargo Commercial Finance, consented to the change of ownership and signed Forbearance Agreements. The floor plan owed to Wells Fargo Commercial Finance in the amount of $1,907,751 was assumed by one of the Company’s suppliers, Beneteau Group, and Wells Fargo Commercial Finance is no longer a lender to the Company.

The balance on all floor plan financings as of August 31, 2025 was $32,511,664 and was further reduced to approximately $22.1 million as of the end of November 2025.

As of December 4, 2025, the Northpoint Commercial Finance floor plan facility remains subject to a temporary funding freeze initiated by the lender as part of its annual credit and collateral review. The Company has provided all requested information, continued to make required curtailments, and remains in good standing under the terms of the facility. Discussions with Northpoint Commercial Finance to lift the freeze and resume normal funding are ongoing.

Our Legacy Electric Focused Operations

We design and manufacture electric outboard powertrain systems, power boats, and related technology and rent electric boats. These operations represented approximately 34.8% of our total assets on August 31, 2025. Although the operations of Nautical Ventures are included in less than two and one-half months of our fiscal 2025, these operations accounted for approximately 7.2% of our total revenue for the year ended August 31, 2025.

Our legacy operations related to electric boats primarily focus on the development of our electric outboard powertrain system that we believe is significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 96%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allow for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue. In our 2025 fiscal year, we generated approximately $57 thousand in revenue from the sale of our powertrains.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last three fiscal years, we manufactured 20, 45 and 46 powerboats, respectively. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rental, Ltd., an entity that rents electric boats in Newport Beach, California. Since that time, we added two more locations: one in Ventura, California which is held by EB Rental Ventura Corp. and one in Palm Beach, Florida which is held by EBR Palm Beach Inc. We plan on opening another rental operation in Dania Beach, Florida. In addition to generating revenues from the rental of our powerboats, our rental locations build brand awareness and act as an open-water showroom for potential buyers. On April 25, 2024, we sold EB Rental, Ltd. for $794,616 in order to partially finance patent applications for our electric outboard powertrain systems.

Our Electric Outboard Powertrain Systems

A powertrain system is a vehicle’s infrastructure that converts energy into movement. In an electric boat, that infrastructure starts at the battery pack, continues with an inverter, goes to the motor and ends with the propeller. Electric powertrains have less moving parts than powertrains for boats with an internal combustion engine and, as a result, tend to break less and require less complex servicing.

The efficiency of a powertrain system determines the range of a boat on a single battery charge and the speed at which the boat operates. We find existing electric powertrain systems unsatisfactory because of their insufficient yields and limited power range. In 2015, we decided to research technology to take advantage of this vacuum and develop an in-house system, relying on existing third-party components where possible. We noted the need for innovation in the following areas:

•	optimizing the electric motor to improve efficiency and range by customizing the power to the motor from different battery suppliers;

•	developing optimization software that reads and calibrates the controller to suit the current use of the outboard electric powertrain system;

•	using appropriate components, including the battery;

•	customizing gears and propellers to a boat’s specifications. We have recorded the efficiency of our principal competitor’s electric powertrain system as 54%, meaning that only 54% of the power leaving the battery pack reached the propeller, although their technology may have improved since that recording. Our proprietary union and direct transmission system allow our prototype powertrains to have an efficiency of 96% which provides a competitive advantage over current electric outboard motors. We have also chosen a propeller design which when combined with the efficiencies obtained using our proprietary union and transmission system, provides optimal results; and;

•	developing an innovative controller, in particular, one that:

o	improves control over thermal overheating and thus protects the electric powertrain system;

o	incorporates a dual electrical and mechanical cooling system allowing for a better performance of the electric powertrain system;

o	detects possible operating problems (for example cavitation); and

o	reduces jolts and noise.

Our electric powertrain is designed to have 180 hp (horsepower) and 236 Lb. ft at 96% load. Furthermore, the electric powertrain system will be liquid cooled as compared to air cooled.

In October 2021, we entered into a Manufacture and Supply Agreement with Linamar Corporation, a provider of manufacturing solutions and a developer of highly engineered products. Under the terms of the agreement, we intend for McLaren Engineering, Linamar’s technology and product development team for its advanced mobility segment, to manufacture and assemble our E-Motion™ technology through testing, parts, tooling development, and designing the union assembly for mass production of our electric powertrain at Linamar’s facility in Canada.

Once we have scaled up the production of our electric powertrain, we intend for the Linamar Corporation to produce our electric powertrain for mass commercialization. Although we believe that we can produce up to 300 electric powertrains per year in our current facilities in addition to producing 150 boats per year, we believe that contracting out the production of the electric powertrains will allow us to dedicate more time and resources to the development of additional electric powertrains.

The production of our electric powertrains will consist of assembling components from third parties, including battery packs, inverters and high-efficiency motors. We intend to use advanced batteries primarily from two suppliers, Octillion and Neogy, but as we are able to use a wide range of batteries we could use other suppliers. We will source the inverters from UQM (Danfoss Editron) and motors from UQM (Danfoss Editron).

In January 2022, we announced our partnership with Octillion to develop a customized high voltage 35 KW high density battery. Octillion will manufacture a new advanced electric battery system, “Polar 35” to power our E-Motion™ outboard powertrain. The configuration of the battery pack is smaller than that of a typical fuel tank, which in turn makes it easier to custom fit in virtually any boat.

During that same period, we partnered with Nextfour Solutions Ltd. to further develop a customized multifunctional display to be integrated within our E-Motion™ 180 fully electric powertrain system. In February 2022, we partnered with Weismann Marine, LLC to design and develop a lower unit (or gearcase) assembly. We partnered with Hellcat Powerboats to include our outboard powertrain in the boat that achieved a world record speed of 109 mph for an all-electric boat in 2022.

Our electric powertrains are controlled by control software developed in house. We have used open-source software code to develop our own battery management system software that will be tailored to regulate the power from the battery pack to the electric motor and its related systems.

In September 2024, we launched the E-Motion™ 180e inboard electric motor system. Delivering a continuous 180hp at the propeller, this new system opens an important market segment for us, significantly expanding the range of vessels that can benefit from its advanced electric propulsion technology. Following development and testing, this inboard system incorporates 95% of the components from the E-Motion™ outboard powertrain system, so that the outboard motor system can relay performance of the inboard system. We believe that this integration allows us to extend our offerings within the electric marine sector, positioning us to meet the growing demand for electric propulsion solutions in both outboard and inboard applications.

We have filed thirteen patent applications with respect to our electric outboard powertrain system and plan on another eleven patent applications related to this innovation in the near future.

Specifications of our First Outboard Electric Powertrain

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. We set out below the current specifications of this outboard electric powertrain.

Maximum power	180 HP, 135 kW
Max torque	250 ft.lb, 340 Nm
Voltage	650 V
Efficiency	96%
Weight	413 Lbs., 188 kg
Lithium Battery	43 kW
Shaft Length	S - XL
Cooling	Water
Control	Can bus

Our Powerboats

We manufacture seven models of electric powerboats. Each model is available in different standard variations or may be customized according to a purchaser’s specifications. In our last three fiscal years, we manufactured 20, 45 and 46, respectively. Our revenue from the sale of these electric powerboats amount to $739 thousand in our 2025 fiscal year.

For each of our boats, our consumers are able to customize certain aspects including color (for the hull, striping, interior and deck), radio and covers and other storage options. In addition, there are customizations that are just available for some boat models, including propulsion and batteries.

V30 Electric Pontoon

The V30 electric pontoon is powered by our 180 HP E-Motion™ electric powertrain. With a length of 30 feet, the V24 electric powertrain is designed to carry up to 12 people. The starting retail price for the V24 electric pontoon is about $140,000. We began offering this boat in 2025.

V24 Electric Pontoon

The V24 electric pontoon is powered by our 180 HP E-Motion™ electric powertrain. With a length of just under 25 feet, the V24 electric powertrain is designed to carry up to 12 people. The starting retail price for the V24 electric pontoon is about $100,000. We began offering this boat in 2025.

V17 Electric Pontoon

The V17 electric pontoon has a length of 17 feet and is designed to carry up to 8 people. The starting retail price for the V17 electric pontoon is about $33,000.

VX Electric Pontoon

The VX electric pontoon has a length of over 17 feet and is designed to carry up to 10 people. The starting retail price for the VX electric pontoon is about $53,000.

Volt 180

Reaching speeds of up to approximately 6 miles per hour, the Volt 180 is a boat that can be used for various watersports. In addition to the customizations that are available for each of our boats, purchasers may customize the Volt 180 by choosing among various options including the power of the motor (available in 2, 3, 6 and 10 kilowatts), accessories (fish rod holder, depth finder and anchor) and other options (including bumper, types of canopies and a premium sound system

Fantail 217

We designed the Fantail 217 with a view towards relaxation rather than speed. The Fantail 217 starts at $34,995, seats up to ten people and has a maximum speed of approximately 10 miles per hour. In addition to the customizations that are available for each of our boats, purchasers may customize the Fantail 217 by choosing among various options including the type of motor (Torqeedo Salt Water, E-Tech, Min-Kota or E-Propulsion), number of batteries (up to eight), type of canopy (aluminum, stainless steel or fiberglass) and other options (including night navigation light, a double horn and bottom paint).

Phantom

We designed the Phantom specifically for the boat rental market. The Phantom starts at $14,995 for the hull only, seats up to ten passengers and reaches a top speed approximately 5 miles per hour. The Phantom is made out of plastic and is US Coast Guard approved. We launched the Phantom in our 2023 fiscal year.

Sales

We envision that if we are able to mass produce our electric powertrains, a significant portion of our revenue will be generated from the sale of our electric powertrains. In fiscal 2025, we made the first sale of our E-Motion™ Electric Powertrain System and generated $57 thousand from such sales. Although we have received non-binding letters of intent from OEMs for the purchase of such powertrains, such letters may never result in any actual sales. The projected sales price for future sales of our electric outboard powertrain system will depend on the number of batteries used and where it is sold. For the European market, we anticipate that the systems with Neogy batteries will sell for $60,000 for a one-battery system, $85,000 for a two-battery system and $115,000 for a three-battery system. For the U.S. market, we anticipate that the systems with Octillion batteries will sell for $45,000 for a one-battery system, $65,000 for a two-battery system and $85,000 for a three-battery system.

Rentals

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats at one location in Newport Beach, California. In April 2023, we opened our second electric boat rental operation in Portside Ventura, California, and in December 2023, we opened our third electric boat rental operation in Palm Beach, Florida. In April 2024, we sold our electric boat rental operations located in Newport Beach, California, to Stratégies EB Inc. for $794,616. At the time of the sale, Stratégies EB Inc. was a related party because its controlling shareholder was a member of management of EB Rental, Ltd. prior to its sale. The sale of our rental operations in Newport Beach, California has significantly decreased the size of our rental operations. We are currently in the process of opening a new electric boat rental facility in Dania Beach, Florida.

The electric boat rental business currently has a fleet of approximately 8 powerboats. Rental rates range from $75 per hour to $215 per hour, plus a booking fee, with a minimum booking of two hours. Once a powerboat in our fleet has over 200 hours of sailing time, we offer the powerboat for sale to the public. In our 2025 fiscal year, our rental business represented approximately 1% of total revenue.

Strategy

We are a vertically integrated marine company focused on delivering a superior on-water experience through innovative propulsion systems and a multi-brand retail strategy. Our operations span the design and industrialization of high-voltage electric powertrain systems, the development of electric boats, and the retail distribution of both electric and internal combustion engine (ICE) boats.

Following the acquisition of Nautical Ventures, a top-performing boat dealership network with nine locations across Florida, we have significantly expanded our access to retail customers. Through Nautical Ventures, we now offer a wide portfolio of leading recreational boat brands and models, giving us the ability to meet a broad spectrum of consumer demand, from entry-level boats to high-performance vessels. This footprint not only enables direct-to-consumer sales but also allows us to embed electric models within an established sales pipeline traditionally centered on ICE products, accelerating mainstream adoption of our electric offerings.

We also continue to sell electric boats directly to commercial fleet operators and boat rental businesses, which serve as high-visibility testbeds for our propulsion technology. These installations contribute to brand awareness, generate recurring fleet sales, and allow new consumers to experience electric boating firsthand.

Nautical Ventures further provides an immediate, scalable service infrastructure. Several locations are equipped or will be upgraded to support electric boat service bays, giving Vision Marine the ability to offer after-sale support for our E-Motion™ propulsion systems and electric boat fleet. This creates a full-cycle ownership experience for electric boat customers, from purchase to service, and enhances our value proposition in the retail environment.

At the same time, we continue to make our marine-specific electric propulsion systems available to boat manufacturers through direct engagement. Our E-Motion™ powertrains are engineered for seamless integration by OEMs, allowing them to electrify existing platforms while maintaining design and performance standards. We market these systems through trade shows, prototype demonstrations, and targeted outreach to selected manufacturers.

We believe that combining a controlled retail network with a technology integration strategy positions us to scale efficiently, maintain visibility over the customer journey, and foster broader market adoption of electric propulsion. We will continue to invest in research and development, operational efficiency, and our service infrastructure to meet the growing demand across both recreational and commercial marine segments.

Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these exemptions until September 1, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

Corporate Information

We have two directly wholly-owned subsidiaries and eleven indirectly wholly-owned subsidiaries.

Our registered agent in the United States is CorpoMax Inc. The address of the Company’s registered agent in the United States is 2915 Ogletown Road, Newark, DE 19713.

Our principal executive offices are located at 730 Boulevard du Curé-Boivin, Boisbriand, Quebec J7G 2A7, Canada. Our phone number is 450-951-7009. The SEC maintains an Internet site that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our website address is https://visionmarinetechnologies.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We anticipate that we will no longer be able to report as a foreign private issuer starting on September 1, 2026.

Summary of Significant Risk Factors

An investment in the offered securities involves a high degree of risk. We set forth a summary of certain of those risks. For a more detailed discussion, see “Risk Factors” beginning on page S-18. If any of the factors below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Our Operations

•	There is limited public information on our operating history.

•	We currently have a net loss, and if we are unable to achieve and grow a net income in the future our ability to grow our business as planned will be adversely affected.

•	To carry out our proposed business plan, we will require a significant amount of capital.

•	Terms of subsequent financings may adversely impact your investment.

•	Demand in the boat industry is highly volatile.

•	We face potential liability from workplace accidents.

•	We are vulnerable to supply chain risks.

•	Our financial statements have been prepared on a going concern basis and our financial status creates a substantial doubt whether we will continue as a going concern.

•	If we are unable to maintain compliance with Nasdaq’s continued listing requirements, Nasdaq may choose to delist our securities from its exchange or may subject us to additional restrictions, which may adversely affect the liquidity and trading price of our securities.

•	In an effort to maintain compliance with the Minimum Bid Price Requirement, we recently enacted a third reverse stock split. We may need to enact additional reverse stock splits to maintain compliance if we fail to meet the Minimum Bid Price Requirement in the future.

•	We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

Risks Related to Nautical Ventures

•	Our success will depend, in part, upon our continued access to financing for inventory.

•	Our business model entails carrying substantial amounts of debt.

•	We have recently relied on one manufacturer for a substantial portion of our sales

•	We have the option to acquire additional properties, and if the contingent conditions to do so do not occur, we may be prevented from acquiring such properties.

•	Changes to trade policies, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

•	We are vulnerable to geographic risk.

Risks Related to our Electric Operations

•	Our plan of operations entails promoting a product that we may never launch or which may not be commercially accepted if launched.

•	Our future growth depends upon consumers’ willingness to purchase electric powerboats.

•	We rely on a limited number of suppliers for key components of our finished products.

•	Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric powerboats.

•	We intend to rely on a third-party for the manufacture of what we envision will become our principal product.

•	If we are unable to meet our production and development goals, we may need to change our business plans for our E-Motion powertrains or the timeline in which we expect to carry them out.

•	Our intellectual property is not fully protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates and brands.

•	We have limited registered trademarks for our products and trade names

•	We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Risks Related to our Common Shares and this Offering

•	If you purchase the common shares, you will experience immediate dilution as a result of this offering.

•	The market price and liquidity of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

•	In an effort to maintain compliance with the Minimum Bid Price Requirement, we recently enacted a reverse stock split a 1:40 reverse stock split. We may need to enact additional reverse stock splits to regain compliance if fail to meet the Minimum Bid Price Requirement.

•	We have conducted extensive equity raises that have diluted our shareholders’ ownership position, and we may continue to do so.
•	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.

•	Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

•	The market price of shares of our common shares has dropped dramatically and may continue to do so.

•	The common shares offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

•	The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

•	Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

•	The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

The Offering

Common shares offered by us:	Up to 3,375,000 common shares, after giving effect to the assumed sale of $16,335,000 of our common shares at a price of $4.84 per share, which was the closing price of our common shares on The Nasdaq Capital Market on January 21, 2026. The actual number of shares issued and sold, if any, will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of distribution:	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common shares in the United States through the Sales Agent. See the section entitled “Plan of Distribution” on page S-28 of this prospectus supplement.

Common shares to be outstanding after this offering:	4,371,695 shares, based on the assumptions set out above under “Common shares offered by us”.

Use of proceeds:	We primarily intend to use any net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, no acquisition targets have been identified. See “Use of Proceeds” on page S-20.

Risk factors:	You should read the “Risk Factors” section beginning on page S-18 of this prospectus supplement, the “Risk Factors” section beginning on page S-18 of the accompanying base prospectus, and the “Risk Factors” section in our Annual Report on Form 20-F for the year ended August 31, 2025 for a discussion of factors to consider before deciding to purchase our securities.

Market for the shares	Our common shares are quoted and traded on the Nasdaq Capital Market under the symbol “VMAR.”

Shares outstanding prior to and after the offering is based on 996,695, common shares outstanding as of January 22, 2026, and excludes:

•	68 common shares issuable upon the exercise of outstanding options;

•	12,500 common shares issuable upon the vesting of restricted share units outstanding;

•	2 common shares exercisable upon the exercise of outstanding pre-funded warrants;

•	451,045 common shares issuable upon exercise of other warrants outstanding with a WAEP of $33.33.

•	up to 16,196 common shares that may be issued upon the conversion of $5,586,646 in outstanding convertible notes that were issued pursuant to the Equity Purchase Agreement;

•	7,125 common shares to be issued to Alexandre Mongeon as per the Mongeon Employment Agreement;

•	up to 6,376 common shares that may be issued to the former shareholders of NVG, contingent upon full satisfaction of the conditions related to the NVG real estate acquisition; and

•	up to 5,798 common shares that may be issued upon the conversion of up to $2,000,000 in convertible notes that may still be issued, dependent on the outcome of certain claims against Nautical Ventures, at a conversion price of $344.96 per share.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our annual report on Form 20-F for the fiscal year ended August 31, 2025, together with all other information contained or incorporated by reference into this prospectus supplement and the base prospectus.

Risks Related to Our Securities and the Offering

If you purchase the common shares, you will experience immediate dilution as a result of this offering.

Since the price per share of our common shares being offered is substantially higher than the net tangible book value per share of our common shares, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. After giving effect to the sale by us of common shares at the offering price of US per common share, if you purchase common shares in this offering, you will suffer immediate dilution of approximately $      per share in the net tangible book value of the common shares. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

The market price and liquidity of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the Nasdaq Capital Market in November 2020. From the date of the start of our fiscal year ended August 31, 2024 to January 21, 2026, the highest closing price of our common shares on the Nasdaq Capital Market was $203,571.86 and the lowest closing price was $4.84. Additionally, the liquidity of our common shares may decrease, meaning that the demand for the purchase of our shares may not be at a level that allows for your sale at a desirable price or even the then market price if you wish to sell your common shares. The market value of our common shares and their liquidity will continue to fluctuate due to the impact of any or all of the following factors:

•	sales or potential sales of substantial amounts of our common shares;

•	announcements about us or our competitors;

•	litigation and other developments relating to our proprietary rights or those of our competitors;

•	conditions in the marine product industry;

•	governmental regulation and legislation;

•	variations in our anticipated or actual operating results;

•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•	change in general economic trends; and

•	investor perception of our industry or our prospects.

In an effort to maintain compliance with the Minimum Bid Price Requirement, we recently enacted a reverse stock split a 1:40 reverse stock split. We may need to enact additional reverse stock splits to regain compliance if fail to meet the Minimum Bid Price Requirement .

We enacted a 1-for-40 reverse stock split of our common shares on January 14, 2026 in an effort to prevent falling out of compliance with Nasdaq’s Minimum Bid Price Requirement that our common stock not have a closing price below $1.00 for 30 consecutive trading days. This action may not be sufficient to ensure that in the future we continue to comply with the Minimum Bid Price Requirement, and we may be required to enact further reverse stock splits. If we have to enact an additional reverse stock split to maintain compliance, we may not be able to do so prior to falling out of compliance and the public markets could view any such future reverse stock split negatively, and the per share price of our common shares could be adversely affected.

We have conducted extensive equity raises that have diluted our shareholders’ ownership position, and we may continue to do so.

We operate at a loss and have needed to raise capital to continue to fund operations. Many of these capital raises have been in the form of equity offerings. Equity raises were the primary reason that the total outstanding common shares increased from approximately 455 at August 31, 2024 to approximately 122,737 at August 31, 2025 and to 996,695 as of January 22, 2026. We expect that we will need to obtain additional equity financing to fund our operations. Such financings could be on terms and in amounts that continue to result in extreme dilution to shareholders, in per share value and/or voting power, or that result in shareholders losing all of their investment in our company. For example, if we sell all of the shares offered hereby at the assumed offering price of $4.84, the closing price of our common shares on Nasdaq on January 21, 2026, and issue no other shares, the shares currently outstanding will only equal 22.8% of the shares outstanding at such time. Such financings may be at prices substantially below our per share price or our per share net tangible book value as of the date hereof or at the time of such financing.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The market price of shares of our common shares has dropped dramatically and may continue to do so.

The market value of our common shares has dropped dramatically. By way of example, the closing price of our common shares on January 2, 2025, the first trading of the last calendar year, has fallen from $604.00 to $4.84 as of January 21, 2026, a fall of $598.60, or about 99%. If the per share price of our common shares further deteriorates, the value of any investment you have made, or may make, in our Company will correspondingly decline.

The common shares offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell our common shares at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

We completed a capital raise of $9.6 million in gross proceeds in December 2025 and will raise gross proceeds of up to $16.3 million in this offering. Despite this influx of capital, our plans and expectations may require us to raise additional capital in the near future through the sale of common shares or securities convertible or exercisable for common shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders. For example, in our capital raise in December 2025 resulting in $9.6 million in gross proceeds, we issued over 600% of the outstanding common shares (including the common shares underlying the pre-funded warrants) prior to the raise. Assuming the sale of $16.3 million of our common shares at a price of $4.84 per share, which was the closing price of our common shares on The Nasdaq Capital Market on January 21, 2026, we will issue 3,375,000 common shares in this offering, over 339% of our common shares prior to the offering.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are offering common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. For example, in our capital raise in December 2025 resulting in $9.6 million in gross proceeds, the market price of our common shares dropped from $32.50 per common share the day of the announcement of such offering to $27.12 the day following such announcement. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

USE OF PROCEEDS

There is no minimum offering amount required as a condition to close this offering, and as a result, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The sales commission that we will pay the Sales Agent varies from 7.5% for block trades over $1,000,000 to 3.0% for all other sales, and as a result our net proceeds from this offering will depend on the type of sales made under this offering. We estimate that were we to sell all $16,335,000 of common shares being offered by this prospectus supplement and prospectus, we would receive net proceeds of between approximately $14.9 million and $15.6 million, after deducting estimated offering expenses of between approximately $0.7 million and $1.5 million, including Sales Agent fees.

We intend primarily to use the net proceeds from this offering for general corporate purposes and working capital, including for inventory management, general and administrative expenses and prosecuting patent applications relating to our E-Motion™ electric powertrain technology. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, no acquisition targets have been identified. We anticipate using a portion of the net proceeds from this offering for payment of a waiver of a “tail” and right of first refusal pursuant to a prior financing.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Our management will have discretion in the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of November 30, 2025:

•	on an actual basis;

•	on an unaudited pro forma basis to reflect the sale of 800,001 common shares (including common shares underlying pre-funded warrants) and warrants in exchange for net proceeds of $8,319,205; and

•	on an unaudited pro forma as adjusted basis to further reflect the issuance and sale of 3,375,000 common shares by us in this offering at an assumed offering price of $4.84 per common share, the closing price of our common shares on The Nasdaq Capital Market on January 21, 2026, for net proceeds of $14.9 million after deducting Sales Agent fees and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Operating and Financial Review and Prospects” and our audited financial statements and the related notes appearing elsewhere in this prospectus and the documents incorporated by reference herein and our unaudited consolidated pro forma information appearing elsewhere in this prospectus and the documents incorporated by reference herein.

Shareholders’ Equity	Actual (Unaudited)	Pro Forma (Unaudited)	Pro Forma as Adjusted (Unaudited)
Cash and Cash Equivalents	$2,299,575	$10,618,780	$25,492,655

Floor plan financing	$22,275,390	$22,275,390	$22,275,390
Current portion of long-term debt	$844,299	$844,299	$844,299
Long-term debt	$1,260,704	$1,260,704	$1,260,704
Purchase consideration payable to related party	$5,230,176	$5,230,176	$5,230,176

Capital Stock: common shares, no par value per share, unlimited number of common shares authorized, 125,278 common shares outstanding on an actual basis, 996,695 common shares outstanding on a pro form basis and 4,371,695 common shares outstanding on a pro forma as adjusted basis	$67,287,060	$73,343,364	$88,056,430
Contributed Surplus	$11,983,525	$12,314,716	$12,314,716
Accumulated other comprehensive income	$878,042	$878,042	$878,042
Retained Earnings/(Deficit)	$(75,894,107)	$(76,833,480)	$(76,833,480)
Total Shareholders’ Equity	$4,254,520	$9,702,642	$24,579,795
Total Capitalization and Indebtedness	$33,865,089	$39,313,211	$54,190,364

Shares outstanding prior to and after the offering is based on 996,695 common shares outstanding as of January 22, 2026, and excludes:

•	68 common shares issuable upon the exercise of outstanding options;

•	12,500 common shares issuable upon the vesting of restricted share units

•	2 common shares exercisable upon the exercise of outstanding pre-funded warrants;

•	451,045 common shares issuable upon exercise of other warrants with a WAEP of $33.33.

•	up to 16,196 common shares that may be issued upon the conversion of $5,586,646 in outstanding convertible notes that were issued pursuant to the Equity Purchase Agreement;

•	7,125 common shares to be issued to Alexandre Mongeon as per the Mongeon Employment Agreement;

•	up to 6,376 common shares that may be issued to the former shareholders of NVG, contingent upon full satisfaction of the conditions related to the NVG real estate acquisition; and

•	up to 5,798 common shares that may be issued upon the conversion of up to $2,000,000 in convertible notes that may still be issued, dependent on the outcome of certain claims against Nautical Ventures, at a conversion price of $344.96 per share.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our Pro Form As Adjusted estimates assumes that we sell all $16,335,000 of common shares being offered by this prospectus supplement and prospectus at substantially the same time. Additionally, the sales commission that we will pay the Sales Agent varies from 7.5% for block trades over $1,000,000 to 3.0% for all other sales], and as a result our net proceeds from this offering will depend on the type of sales made under this offering. We have assumed that none of the sales made under this offering are block trades. Our Pro Form As Adjusted data could be significantly different if we do not sell all of the $16,335,000 of common shares offered hereby, if such sales do not occur at substantially the same time or if some or all of the sales hereunder are block trades.

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per common share and the net tangible book value per common share after this offering. Dilution results because the offering price per common share is substantially in excess of the net tangible book value per common share attributable to the shareholders of our presently outstanding common shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of November 30, 2025 was $3,790,383, or $30.26 per common share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of outstanding common share as of November 30, 2025.

After giving effect to the sale of 800,001 common shares (including common shares underlying pre-funded warrants) and warrants in exchange for net proceeds of $8,319,205 (the “Post- November 30, 2025 Events”), our pro forma net tangible book value as of November 30, 2025 would have been approximately $9.2 million, or approximately $9.26 per common share, based on 996,695 shares of common stock outstanding on a pro forma basis.

After giving effect to the Post- November 30, 2025 Events and the additional proceeds we will receive from this offering and the shares to be issued in connection therewith (assuming that we issue and sell 3,375,000 common shares in this offering at substantially the same time at an assumed offering price of $4.84 per common share, the closing price of our common shares on The Nasdaq Capital Market on January 21, 2026), our pro forma as adjusted net tangible book value as of August 31, 2025 would have been approximately $24.1 million, or approximately $5.52 per common share, based on common shares outstanding on a pro forma as adjusted basis.

Dilution is determined by subtracting pro forma as adjusted net tangible book value per shares from the assumed offering price of $4.84 per common share, the closing price of our common shares on The Nasdaq Capital Market on January 21, 2026 and after deducting the Sales Agent’s fees and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after November 30, 2025 other than to give effect to the Post-November 30, 2025 Events and the sale of the common shares offered in this offering, at an assumed offering price of $4.84 after deducting the Sales Agent’s fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of November 30, 2025 would have been approximately $24.1 million, or $5.52 per common share. This represents an immediate decrease in net tangible book value of $3.75 per common share to the existing shareholders and an immediate anti-dilution in net tangible book value of $0.68 per common share to investors purchasing securities in this offering. The following table illustrates such dilution

Assumed offering price per common share	$4.84
Net tangible book value per share as of November 30, 2025	$30.26
Pro forma as adjusted net tangible book value as of November 30, 2025	$9.26
Pro forma as adjusted net tangible book value per share after this offering	$5.52
Dilution per share to new investors in this offering	$(0.68)

To the extent that we issue additional common shares in the future, there will be further dilution to new investors participating in this offering.

The 4,371,695 common shares to be outstanding after this offering assumes the sale of all shares offered hereby at the assumed offering price and excludes:

•	68 common shares issuable upon the exercise of outstanding options;

•	12,500 common shares issuable upon the vesting of restricted share units;

•	2 common shares exercisable upon the exercise of outstanding pre-funded warrants;

•	451,045 common shares issuable upon exercise of other warrants with a WAEP of $33.33.

•	up to 16,196 common shares that may be issued upon the conversion of $5,586,646 in outstanding convertible notes that were issued pursuant to the Equity Purchase Agreement;

•	7,125 common shares to be issued to Alexandre Mongeon as per the Mongeon Employment Agreement;

•	up to 6,376 common shares that may be issued to the former shareholders of NVG, contingent upon full satisfaction of the conditions related to the NVG real estate acquisition; and

•	up to 5,798 common shares that may be issued upon the conversion of up to $2,000,000 in convertible notes that may still be issued, dependent on the outcome of certain claims against Nautical Ventures, at a conversion price of $344.96 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to $16,335,000 of our common shares. The Sales Agent may sell our common shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Common Shares

A description of the common shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Shares,” starting on page 11 of the accompanying base prospectus. As of January 22, 2026, we had 996,695 outstanding common shares.

TAXATION

Canadian Federal Income Tax Considerations for Non-Canadian Holders

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, the offered securities pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations, or, collectively, the Canadian Tax Act, (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with us; (3) is not affiliated with us; (4) does not use or hold, and is not deemed to use or hold, the offered securities in a business carried on in Canada; (5) has not entered into, with respect to our offered securities, a “derivative forward agreement” as that term is defined in the Canadian Tax Act and (6) holds the offered securities as capital property (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, or the Canada-U.S. Tax Treaty, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof the (“Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the offered securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of an offered security, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the offered securities are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the offered securities will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the offered securities are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq unless at any particular time during the 60-month period that ends at that time:

•	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

•	more than 50% of the fair market value of the offered securities was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, offered securities could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of the offered securities that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Non-Canadian Holder were a resident of Canada for purposes of the Canadian Tax Act. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of offered securities by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose offered securities may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them. The proceeds of disposition payable by the purchaser to the Non-Canadian Holder may be subject to a mandatory withholding equal to 25% of such proceeds if the Non-Canadian Holder does not provide the purchaser with a proper certificate issued by the Canadian tax authorities.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of the offered securities by a U.S. holder (as defined below) that holds offered securities as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold offered securities as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of the offered securities.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of offered securities that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding offered securities and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in the offered securities.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Offered Securities” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our common shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our common shares are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company (as discussed below) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common shares generally are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as our common shares are expected to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

Sale or Other Disposition of Offered Securities

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of offered securities in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such offered securities. Any capital gain or loss will be long-term if the offered securities have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. U.S. holders are advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the offered securities.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the common shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of common shares. Under the PFIC rules:

•	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the common shares;

•	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income; and

•	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our common shares listed on the Nasdaq, and provided that the common shares will be regularly traded on the Nasdaq, a U.S. holder holds common shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares held at the end of the taxable year over the adjusted tax basis of such common shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the common shares over the fair market value of such common shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the common shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our common shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

Dividends that we pay on our common shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our common shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of the offered securities. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE OFFERED SECURITIES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $16,335,000 of our common shares through or to the Sales Agent as sales agent or principal. This summary of the material provisions of the Sales Agreement set forth herein does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated the date of this prospectus supplement and incorporated into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below. Sales of our common shares, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct the Sales Agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the Sales Agent such number or dollar amount of common shares that would (i) exceed the number or dollar amount of common shares registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued common shares, (iii) exceed the number or dollar amount of common shares permitted to be sold under Form F-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common shares for which we have filed a prospectus supplement to the Registration Statement.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common shares. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. Notwithstanding the foregoing, if the Sales Agent arranges one or more block trade sales of our common shares under the Sales Agreement for gross proceeds of $1,000,000 or more (each, a “Block Trade”), then we will pay the Sales Agent a commission equal to 7.5% of the aggregate gross proceeds of each Block Trade. We also have agreed to reimburse the Sales Agent for all expenses incident to the performance of our obligations under the Sales Agreement including, without limitation, all fees, expenses and disbursements relating to due diligence matters and the background checks of our officers and directors in an amount not to exceed $10,000 in the aggregate, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones, in an amount not to exceed $3,000, the fees and expenses of the Sale’s Agent’s legal counsel not to exceed $50,000, and we shall reimburse the Sales Agent, upon request, for such costs, fees and expenses in an amount not to exceed $7,500 on a quarterly basis for the first three fiscal quarters of each year and $10,000 for the fiscal fourth quarter of each year. We have paid an expense deposit of $20,000 to the Sales Agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the Sales Agent in connection with this offering. Because there is no minimum offering amount required as a condition to close this offering and because the amount of the sales commission differs if a sale is done as a block trade or not, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Unless the parties agree otherwise, settlement for sales of common shares will occur on the business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our common shares. The obligations of the Sales Agent under the Sales Agreement to sell our common shares are subject to a number of conditions that we must satisfy. In connection with the sales of our common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate automatically upon the sale of all of our common shares subject to the Sales Agreement and this prospectus supplement or as otherwise permitted pursuant to the terms of the Sales Agreement. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten day’s prior written notice.

We intend to report at least quarterly the number of common shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common shares during the relevant period. This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Regulation M Compliance

The Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Market Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “VMAR”.

The transfer agent and registrar for our common shares in Canada and the United States is Odyssey Transfer and Trust Company, 860 Blue Gentian Rd, Suite 320, Eagan, MN 55121, Phone: (888) 290-1175.

Other Relationships

From time to time, the placement agent and/or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it will receive customary fees and commissions. ThinkEquity LLC acted as underwriter in our November 2020 public offering, for which it received compensation. We have paid ThinkEquity LLC approximately $2,921,000 and issued it (or its assignees) approximately 45,031 warrants to purchase common shares since September 1, 2022 for its services as a placement agent or as an underwriter in various security offerings, including under the placement agency agreement dated September 13, 2024, at the market sales agreement dated October 17, 2024, the placement agency agreement dated January 12, 2025, the underwriting agreement dated August 15, 2025 and the placement agency agreement dated December 17, 2025.

On June 7, 2024, we entered into a strategic advisory agreement with the placement agent, pursuant to which the placement agent agreed to serve as our exclusive financial advisor in connection with a potential business combination transaction or other transactions (the “Strategic Advisory Agreement”). A non-refundable advisory fee equal to $45,000 (the “Advisory Fee”) is payable at the Company’s first closing of a minimum gross financing amount of $2,500,000. If during the term of the Strategic Advisory Agreement, or within the 12 month period following the term of the agreement, a business combination is completed with a target company introduced to us by the placement agent, the Company shall pay the placement agent a cash fee equal to the greater of (i) 3% of the value of the business combination, and or (ii) $300,000, which amount shall be reduced by the amount of the Advisory Fee, if any. In addition to any fees payable under the Strategic Advisory Agreement, the Company agreed to pay the placement agent for all reasonable travel and other out-of-pocket expenses incurred in connection with the agreement, including the preapproved and reasonable fees and expenses of the placement agent’s counsel and due diligence analysis efforts not to exceed $25,000.

On September 11, 2024, the Strategic Advisory Agreement was amended to grant the placement agent a right of first refusal in connection with future business combinations (the “Right of First Refusal”). If during the term of the Strategic Advisory Agreement or within the twelve-month period following its expiration, and following the closing of a business combination with a company identified on a pre-approved list, we elect to pursue a subsequent business combination, the placement agent shall have the exclusive right, but not the obligation, to act as our exclusive financial advisor and sole investment banker for such transaction. If the placement agent accepts this engagement, the parties will enter into a separate agreement on customary terms, including provisions for appropriate fees and indemnification consistent with similar transactions. In accordance with FINRA Rule 5110(g)(6)(a), this Right of First Refusal is limited to three years from the date of the amendment.

On July 11, 2025, we entered into a debt financing engagement agreement with the placement agent (the “Debt Engagement Agreement”), pursuant to which the placement agent agreed to act as a non-exclusive financial advisor and placement agent in connection with potential debt financing transactions. Under the terms of the Debt Engagement Agreement, if we complete a debt financing during the term of the agreement with a lender or investor introduced by the placement agent (a “Debt Financing”), we are required to pay the placement agent a cash fee equal to the greater of (i) 2.5% of the total facility size of the Debt Financing or (ii) $75,000.

In addition, upon the closing of a Debt Financing, we agreed to issue to the placement agent (or its designees) a five-year warrant to purchase a number of our common shares equal to 2.5% of the total facility size of such Debt Financing. The exercise price of these warrants will be equal to the price per share at which warrants, if any, are issued to the lender in such Debt Financing, or, if no such warrants are issued to the lender, the closing price of our common shares on the date of the agreement. These warrants include a net-exercise feature and provide for one-time piggyback registration rights, unless the shares underlying the warrants are then freely tradeable under Rule 144 of the Securities Act.

The agreement provides that if any subsequent loans are executed, or if an existing loan is increased, within 18 months following the termination of the Debt Engagement Agreement with a lender or investor who participated in an initial Debt Financing for which the placement agent received a fee, we must pay the placement agent a fee consistent with the foregoing compensation structure (i.e., 2.5% of new or incremental capital raised), payable at closing. The Debt Engagement Agreement also includes customary indemnification and contribution provisions.

Except as disclosed in this prospectus, we have no present arrangements with the placement agent or any of its affiliates for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Dentons Canada LLP, our Canadian counsel. The current address of Dentons Canada LLP is 1 Place Ville-Marie, Suite 3900, Montreal, Quebec, H3B 4M7. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Cozen O’Connor LLP is acting as counsel to the placement agent. The address of Cozen O’Connor LLP is Bentall 5, 550 Burrard Street, Suite 2501, Vancouver, BC, V6C 2B5, Canada.

EXPERTS

The audited consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2025 and 2024 and the two years in the fiscal years ended August 31, 2025 and 2024, incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of M&K CPA, PLLC, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, given on the authority of said firm as experts in accounting and auditing. M&K CPA, PLLC has offices at 24955 Interstate Highway 45 Suite 400, The Woodlands, Texas.

The audited consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2023 and the year ended August 31, 2023, incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, given on the authority of said firm as experts in accounting and auditing. Ernst & Young LLP has offices at 900, Blvd. de Maisonneuve West, Suite 2300, Montréal, Québec H3A 0A8, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offered securities. This prospectus and the documents incorporated herein by reference do not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made including the documents filed with the SEC incorporated by reference herein. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus supplement unless the information specifically indicates that another date applies.

The Company maintains its website at https://visionmarinetechnologies.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus supplement. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement. The information that we incorporate by reference in this prospectus supplement is deemed to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Report on Form 6-k filed on January 13, 2026;

●	Report on Form 6-k filed on December 19, 2025;

●	Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended August 31, 2025 filed with the SEC on December 19, 2025;

●	Report on Form 6-k filed on December 3, 2025;

●	Annual Report on Form 20-F for the fiscal year ended August 31, 2025 filed with the SEC on November 28, 2025;

●	Report on Form 6-K filed with the SEC on November 28, 2025;

●	Exhibits 99.1 and 99.2 to the report on Form 6-k filed with the SEC on July 1, 2025; and

●	The description of our common shares contained in our registration statement on Form 8-A (File No. 001-39730), filed with the SEC on November 20, 2020, and any amendment or report filed for the purpose of updating such description.

In addition, this prospectus supplement shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus supplement. We may also incorporate by reference into this prospectus supplement any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus supplement and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at:

Vision Marine Technologies Inc.
Attention: Corporate Secretary
730 Boulevard du Curé-Boivin Boisbriand,

Québec J7G 2A7, Canada
(450)-951-7009

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

$200,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, common shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement of free writing prospectus before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our common shares are traded on the Nasdaq Capital Market under the symbol “VMAR”. On November 28, 2025, the closing price of our common shares as reported by the Nasdaq Capital Market was $1.23 per share.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares in any 12-month period until the aggregate market value of our outstanding common shares held by non-affiliates remains exceeds US$75,000,000. The aggregate market value of our outstanding common shares held by non-affiliates, or public float, as of November 28, 2025, was approximately $8.2 million, which was calculated based on 4,956,487 common shares held by non-affiliates and the per common share price of $1.65, which was the closing price of our common shares on Nasdaq on October 7, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have offered or sold $6,786,380 of securities pursuant to General Instruction I.B.5 of Form F-3.

On October 14, 2022, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333- 267893) utilizing a shelf registration process, which registration statement was declared effective on December 21, 2022 (the “2022 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $50 million in the aggregate of common shares, preferred shares, warrants and units. As of the date of this prospectus, we have not sold $30,911,087 of securities under the 2022 F-3. The 2022 F-3 expires on December 21, 2025 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-18 , including those risk factors incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 12, 2025

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. Those securities include common shares (including common shares underlying warrants, preferred shares and units), preferred shares (including preferred shares underlying warrants or units), warrants (including warrants underlying units) and units (which may consist of common shares, preferred shares and/or warrants).

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to the term(s) “we”, “us”, “our”, “Company”, and “our company”, refer to Vision Marine Technologies Inc. and its consolidated subsidiaries either alone or together with our consolidated subsidiaries as the context requires.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

We were incorporated pursuant to the Business Corporations Act (Quebec) on August 27, 2012. Until June 23, 2025, our principal activity was the design, development and manufacturing of electric outboard powertrain systems and power boats and the renting of electric boats. On June 23, 2025, we acquired Nautical Ventures and with locations in Florida for the sale of boats, parts and accessories and the provision of related services.

We have three wholly-owned subsidiaries and nine indirectly wholly-owned subsidiaries.

Our registered agent in the United States is CorpoMax Inc. The address of the Company’s registered agent in the United States is 2915 Ogletown Road, Newark, DE 19713.

Our principal executive offices are located at 730 Boulevard du Curé-Boivin, Boisbriand, Quebec J7G 2A7, Canada. Our phone number is 450-951-7009. The SEC maintains an Internet site that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our website address is https://visionmarinetechnologies.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this annual report. We have included our website address in this annual report solely as an inactive textual reference.

Business Overview

Our operations are focused on providing goods and services related to the recreational boating market. Prior to June 2025, we focused exclusively on the design, development and manufacturing of electric outboard powertrain systems and electric power boats and the renting of electric boats. In June 2025, we acquired Nautical Ventures, which currently has eight locations in Florida for the sale of boats, parts and accessories and the provision of related services. We set out below a description of these different operations.

Nautical Ventures’ Operations

In June 2025, we acquired Nautical Ventures which sells boats, parts and accessories and offers services related to recreational boating. Nautical Ventures has eight locations in Florida, consisting of four dealerships, a marina, a yacht tender service and a kayak rental. Despite the acquisition of Nautical Ventures having occurred in the past two and one-half months of our fiscal 2025, revenue from Nautical Ventures represented approximately 92.8% of our total revenue for our 2025 fiscal year. These operations represented approximately 65.2% of our total assets on August 31, 2025.

The bulk of Nautical Ventures revenues for the year ended December 31, 2024 and the three months ended March 31, 2025 (approximately 89% and 90%, respectively) was derived from the sale of boats from third-party manufacturers, the majority of which were manufactured by Axopar Boats Oy (“Axopar”). The remainder of Nautical Ventures revenues for those periods was primarily derived from the sale of boat parts and “water toys” (such as kayaks, stand-up paddleboards, and electric personal watercraft), the provision of services and dockage fees.

Boat Sales

Nautical Ventures is primarily focused on the sale of recreational boats including both those with internal combustion engines and with electric propulsion. Nautical Ventures sells boats through its dealerships in Ft. Lauderdale, Sarasota, Palm Beach, Tampa Bay and Pensacola, two of which locations are waterfront dealerships. We are proud that in February 2025, Boating Industry magazine listed Nautical Ventures as number one in its ranking of the top 100 U.S. dealerships.

Fort Lauderdale dealership

Nautical Ventures has translated its experience with sales, servicing the customer and knowledge of the region in which it operates into annual sales of near or over $100 million in its past two full calendar years. With just under two and one-half months of operations in our 2025 fiscal year, the sale of boats by Nautical Ventures accounted for approximately 80.5% of all of our revenue in our 2025 fiscal year.

Although, Nautical Ventures sells both new and used boats, the sale of new boats respectively accounted for approximately 79.7% and 81.9% of Nautical Ventures’ revenues in the year ended December 31, 2024 and the three months ended March 31, 2025, respectively. In particular, Nautical Ventures has had success in selling new models of boats manufactured by Axopar with such models accounting for approximately 51% of Nautical Ventures’ revenues in the 2024 calendar year.

The sale of used boats accounted for approximately 6.7% and 8.5% of Nautical Ventures revenues in the year ended December 31, 2024 fiscal and the three months ended March 31, 2025, respectively. We sell used versions of the new makes and models we offer and used boats of other makes and models generally taken as trade-ins. Our used boat sales depend on our ability to source a supply of high-quality used boats at attractive prices. We acquire a large portion of our used boat inventory through customer trade-ins. We strive to increase our used boat business through the availability of quality used boat trade-ins generated from our new boat sales efforts, which are well-maintained through our service initiatives. Additionally, substantially all of our used boat inventory is posted on our digital properties, which expands the awareness and availability of our products to a large audience of boating enthusiasts.

We believe that Vision Marine’s experience with electric boats enhances the ability of the network of dealerships provided by Nautical Ventures to sell electric boats. We envision the increased sale of electric boats by Nautical ventures to include both boats manufactured by us as well as those manufactured by third parties.

Other

In addition to selling boats, Nautical Ventures generates revenue by providing services for boat owners, selling parts needed for the maintenance of boats owned by our customers, selling of water toys (such as inflatable and rideable toys) and renting kayaks, paddleboards and pontoons. With just under two and one-half months of operations in our 2025 fiscal year, these other revenue sources from Nautical Ventures accounted for approximately 12.2% of all of our revenue in our 2025 fiscal year

We believe that we can expand revenue from products and services related to boats through the Nautical Ventures network. In particular, we are pursuing efforts to expand our electric integration services in Florida to combine various components, including the electric motor, battery system, charging system, and control systems, to create a functional and efficient electric propulsion system and to increase revenue derived from the provision of financing and warranty opportunities.

Floor Plan Financing

We finance most of our new and some of our used boat inventory through standardized floor plan facilities with various financial institutions, manufacturer-affiliated finance companies and other lending institutions. The new and used boat floor plan facilities bear interest at variable rates based on either the secured overnight financing rate or prime rates. The weighted average interest rate on floor plan facilities was 9.7% as of August 31, 2025. The new and used boat floor plan facilities are collateralized by boat inventory and other assets.

The vehicle floor plan facilities contain a number of covenants, including, among others, covenants restricting Nautical Ventures with respect to the creation of liens and changes in ownership, officers and key management personnel. Nautical Ventures was not compliant with covenants of its floor plan due to a change of ownership when Nautical Ventures Group purchased 86% of the shares held by a founding shareholder in 2023. In addition, Nautical Ventures was not compliant with the covenant requiring threshold debt service coverage ratios due to the reduced margins throughout 2024 caused by excessive dealer inventory levels, fierce competition and high floor plan interest triggering technical defaults with 5 of its lenders, namely:

•	Wells Fargo Commercial Finance

•	Bank of Montreal (BMO)

•	Valley National Bank

•	Shore Premier/Centennial Bank

•	Northpoint Commercial Finance

In June 2025 all of the above lenders, except for Wells Fargo Commercial Finance, consented to the change of ownership and signed Forbearance Agreements. The floor plan owed to Wells Fargo Commercial Finance in the amount of $1,907,751 was assumed by one of the Company’s suppliers, Beneteau Group.

The balance on all floor plan financings as of August 31, 2025 was $32,511,664.

Our Legacy Electric Focused Operations

We design and manufacture electric outboard powertrain systems, power boats, and related technology and rent electric boats. These operations represented approximately 34.8% of our total assets on August 31, 2025. Although the operations of Nautical Ventures are included in less than two and one-half months of our fiscal 2025, these operations accounted for approximately 7.2% of our total revenue for the year ended August 31, 2025.

Our legacy operations related to electric boats primarily focus on the development of our electric outboard powertrain system that we believe is significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 96%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allow for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue. In our 2025 fiscal year, we generated approximately $57 thousand in revenue from the sale of our powertrains.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last three fiscal years, we manufactured 20, 45 and 46 powerboats, respectively. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rental, Ltd., an entity that rents electric boats in Newport Beach, California. Since that time, we added two more locations: one in Ventura, California which is held by EB Rental Ventura Corp. and one in Palm Beach, Florida which is held by EBR Palm Beach Inc. We plan on opening another rental operation in Dania Beach, Florida. In addition to generating revenues from the rental of our powerboats, our rental locations build brand awareness and act as an open-water showroom for potential buyers. On April 25, 2024, we sold EB Rental, Ltd. for $794,616 in order to partially finance patent applications for our electric outboard powertrain systems.

Our Electric Outboard Powertrain Systems

A powertrain system is a vehicle’s infrastructure that converts energy into movement. In an electric boat, that infrastructure starts at the battery pack, continues with an inverter, goes to the motor and ends with the propeller. Electric powertrains have less moving parts than powertrains for boats with an internal combustion engine and, as a result, tend to break less and require less complex servicing.

The efficiency of a powertrain system determines the range of a boat on a single battery charge and the speed at which the boat operates. We find existing electric powertrain systems unsatisfactory because of their insufficient yields and limited power range. In 2015, we decided to research technology to take advantage of this vacuum and develop an in-house system, relying on existing third-party components where possible. We noted the need for innovation in the following areas:

•	optimizing the electric motor to improve efficiency and range by customizing the power to the motor from different battery suppliers;

•	developing optimization software that reads and calibrates the controller to suit the current use of the outboard electric powertrain system;

•	using appropriate components, including the battery;

•	customizing gears and propellers to a boat’s specifications. We have recorded the efficiency of our principal competitor’s electric powertrain system as 54%, meaning that only 54% of the power leaving the battery pack reached the propeller, although their technology may have improved since that recording. Our proprietary union and direct transmission system allow our prototype powertrains to have an efficiency of 96% which provides a competitive advantage over current electric outboard motors. We have also chosen a propeller design which when combined with the efficiencies obtained using our proprietary union and transmission system, provides optimal results; and;

•	developing an innovative controller, in particular, one that:

o	improves control over thermal overheating and thus protects the electric powertrain system;

o	incorporates a dual electrical and mechanical cooling system allowing for a better performance of the electric powertrain system;

o	detects possible operating problems (for example cavitation); and

o	reduces jolts and noise.

Our electric powertrain is designed to have 180 hp (horsepower) and 236 Lb. ft at 96% load. Furthermore, the electric powertrain system will be liquid cooled as compared to air cooled.

In October 2021, we entered into a Manufacture and Supply Agreement with Linamar Corporation, a provider of manufacturing solutions and a developer of highly engineered products. Under the terms of the agreement, we intend for McLaren Engineering, Linamar’s technology and product development team for its advanced mobility segment, to manufacture and assemble our E-Motion™ technology through testing, parts, tooling development, and designing the union assembly for mass production of our electric powertrain at Linamar’s facility in Canada.

Once we have scaled up the production of our electric powertrain, we intend for the Linamar Corporation to produce our electric powertrain for mass commercialization. Although we believe that we can produce up to 300 electric powertrains per year in our current facilities in addition to producing 150 boats per year, we believe that contracting out the production of the electric powertrains will allow us to dedicate more time and resources to the development of additional electric powertrains.

The production of our electric powertrains will consist of assembling components from third parties, including battery packs, inverters and high-efficiency motors. We intend to use advanced batteries primarily from two suppliers, Octillion and Neogy, but as we are able to use a wide range of batteries we could use other suppliers. We will source the inverters from UQM (Danfoss Editron) and motors from UQM (Danfoss Editron).

In January 2022, we announced our partnership with Octillion to develop a customized high voltage 35 KW high density battery. Octillion will manufacture a new advanced electric battery system, “Polar 35” to power our E-Motion™ outboard powertrain. The configuration of the battery pack is smaller than that of a typical fuel tank, which in turn makes it easier to custom fit in virtually any boat.

During that same period, we partnered with Nextfour Solutions Ltd. to further develop a customized multifunctional display to be integrated within our E-Motion™ 180 fully electric powertrain system. In February 2022, we partnered with Weismann Marine, LLC to design and develop a lower unit (or gearcase) assembly. We partnered with Hellcat Powerboats to include our outboard powertrain in the boat that achieved a world record speed of 109 mph for an all-electric boat in 2022.

Our electric powertrains are controlled by control software developed in house. We have used open-source software code to develop our own battery management system software that will be tailored to regulate the power from the battery pack to the electric motor and its related systems.

In August 2023, our outboard powertrain was included in the boat that broke our previously held world record speed for an all-electric boat when it achieved a speed of 116 mph. In October 2023, we announced the delivery of our E-Motion™ Electric Powertrain Technology to Groupe Beneteau, Four Winns to be the inaugural electric motors integrated on the proposed Four Winns H2e Bowrider. As of the date hereof, we have not made any sales of our electric motors to Four Winns.

In September 2024, we launched the E-Motion™ 180e inboard electric motor system. Delivering a continuous 180hp at the propeller, this new system opens an important market segment for us, significantly expanding the range of vessels that can benefit from its advanced electric propulsion technology. Following development and testing, this inboard system incorporates 95% of the components from the E-Motion™ outboard powertrain system, so that the outboard motor system can relay performance of the inboard system. We believe that this integration allows us to extend our offerings within the electric marine sector, positioning us to meet the growing demand for electric propulsion solutions in both outboard and inboard applications.

On December 8, 2024, the Company announced a strategic partnership with Armada Pontoons, a renowned manufacturer of high-quality pontoon boats based in Quebec, Canada. This collaboration introduces a new electric pontoon boat design to meet the growing demand for eco-friendly, regulation-compliant, and competitively priced boating solutions for North America’s vast network of lakes.

On January 9, 2025, the Company announced the establishment of a production line for custom cooling plates in partnership with Calip Group, a leader in high-tech welding processes. Under this collaboration, Calip Group will supply components that enhance the thermal management of the Company’s high-voltage (HV) marine battery packs. These custom cooling plates are specifically tailored to meet the stringent demands of marine applications, with production slated to begin in 2025.

On February 24, 2025, the Company announced the filing of its ninth patent application related to its E-Motion™ Electric Powertrain System for its Outboard Power Control Unit (“PCU”) designed for electric marine vessels for the autonomous management of propulsion parameters and cooling operations to deliver enhanced efficiency and reliability. Leveraging a dual-CAN bus architecture, the PCU promotes seamless communication with both internal sensors and actuators within the outboard engine housing and external vessel control units. This architecture promotes real-time autonomous control of the electric motor, designed to increase performance while maintaining robust safety protocols and scalability.

On April 16, 2025, the Company, along with MS Marine GmbH, announced the successful completion of internal hull optimization in the latter’s STERK brand of vessels. The joint engineering effort focused on refining the internal hull layout of STERK vessels to securely house the Company’s E-Motion™ Electric Powertrain System.

On June 11, 2025, the Company announced the expansion of its partnership with Octillion Power Systems, a U.S.-based lithium-ion battery manufacturer, to produce high-voltage battery packs dedicated exclusively to the American market. Under the terms of the agreement, Octillion Power Systems will assemble the Company’s new proprietary 45.36 kWh battery packs at its facility in Nevada, aiding in fast, cost-efficient distribution across North America. These batteries are designed to support both the Company’s OEM integrations and consumer-facing electric boat offerings, delivering increased power, extended range, and improved performance, while reducing total system cost and simplifying logistics.

On June 18, 2025, announced that its E-Motion™ Electric Powertrain System has been approved for inclusion in California’s Clean Off-Road Equipment (“CORE”) Voucher Incentive Project. The voucher approval grants the Company’s propulsion kits eligibility for point-of-sale vouchers of up to $170,000 per unit, substantially reducing the cost of adopting electric propulsion for organizations modernizing their electric fleets.

On August 28, 2025, the Company announced the launch of a dedicated electric boating division within Nautical Ventures to provide customers with a complete EV-focused experience, encompassing sales, service, after-sales support, events, and a growing lineup of electric toys and watersports products.

On September 15, 2025, the Company announced a strategic partnership with Hydrofin, a U.S. company specializing in patented hydrofoil systems for pontoons. Through its Nautical Ventures dealership network, the Company will integrate Hydrofin’s hydrofoil technology into its pontoon lineup. Hydrofin’s systems are engineered to lift pontoons partially out of the water, reducing drag and improving speed, range, and ride comfort. This makes them an especially valuable complement to the Company’s E-Motion™ Electric Powertrain System, where optimized efficiency directly translates to longer run-times and enhanced performance.

On September 26, 2025, the Company announced a strategic non-binding initiative with Port de Plaisance La Ronde to develop a technological and commercial hub dedicated to experience electric boating and activities on Île Sainte-Hélène, in Montreal and near Montréal–Trudeau International Airport. The project calls for the creation of an electric boating hub, bringing together a sales and distribution center, a technical and commercial training platform, and an expertise center to foster the adoption of electric propulsion in the marine industry.

On September 29, 2025, the Company announced the execution of a distribution agreement with Taiga Motors Inc. to serve as the exclusive dealer and authorized service provider for Taiga’s electric personal watercraft in major Florida markets. Under the agreement, Nautical Ventures will have exclusive rights to distribute Taiga Motors Inc.’s electric personal watercraft across key Florida counties, including Miami-Dade, Broward, Palm Beach, and Hillsborough.

On September 30, 2025, the Company announced the world debut of the first dual application of the E-Motion™ Electric Powertrain System in partnership with STERK. The Sterk 31e dual integration expands the Company’s portfolio of 24 completed integrations of the E-Motion™ Electric Powertrain System across multiple recreational boating platforms, underscoring its unmatched expertise.

We have filed thirteen patent applications with respect to our electric outboard powertrain system and plan on another eleven patent applications related to this innovation in the near future.

Specifications of our First Outboard Electric Powertrain

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. We set out below the current specifications of this outboard electric powertrain.

Maximum power	180 HP, 135 kW
Max torque	250 ft.lb, 340 Nm
Voltage	650 V
Efficiency	96%
Weight	413 Lbs., 188 kg
Lithium Battery	43 kW
Shaft Length	S - XL
Cooling	Water
Control	Can bus

Our Powerboats

We manufacture seven models of electric powerboats. Each model is available in different standard variations or may be customized according to a purchaser’s specifications. In our last three fiscal years, we manufactured 20, 45 and 46, respectively. Our revenue from the sale of these electric powerboats amount to $739 thousand in our 2025 fiscal year.

For each of our boats, our consumers are able to customize certain aspects including color (for the hull, striping, interior and deck), radio and covers and other storage options. In addition, there are customizations that are just available for some boat models, including propulsion and batteries.

V30 Electric Pontoon

The V30 electric pontoon is powered by our 180 HP E-Motion™ electric powertrain. With a length of 30 feet, the V24 electric powertrain is designed to carry up to 12 people. The starting retail price for the V24 electric pontoon is about $140,000. We began offering this boat in 2025.

V24 Electric Pontoon

The V24 electric pontoon is powered by our 180 HP E-Motion™ electric powertrain. With a length of just under 25 feet, the V24 electric powertrain is designed to carry up to 12 people. The starting retail price for the V24 electric pontoon is about $100,000. We began offering this boat in 2025.

V17 Electric Pontoon

The V17 electric pontoon has a length of 17 feet and is designed to carry up to 8 people. The starting retail price for the V17 electric pontoon is about $33,000.

VX Electric Pontoon

The VX electric pontoon has a length of over 17 feet and is designed to carry up to 10 people. The starting retail price for the VX electric pontoon is about $53,000.

Volt 180

Reaching speeds of up to approximately 6 miles per hour, the Volt 180 is a boat that can be used for various watersports. In addition to the customizations that are available for each of our boats, purchasers may customize the Volt 180 by choosing among various options including the power of the motor (available in 2, 3, 6 and 10 kilowatts), accessories (fish rod holder, depth finder and anchor) and other options (including bumper, types of canopies and a premium sound system

Fantail 217

We designed the Fantail 217 with a view towards relaxation rather than speed. The Fantail 217 starts at $34,995, seats up to ten people and has a maximum speed of approximately 10 miles per hour. In addition to the customizations that are available for each of our boats, purchasers may customize the Fantail 217 by choosing among various options including the type of motor (Torqeedo Salt Water, E-Tech, Min-Kota or E-Propulsion), number of batteries (up to eight), type of canopy (aluminum, stainless steel or fiberglass) and other options (including night navigation light, a double horn and bottom paint).

Phantom

We designed the Phantom specifically for the boat rental market. The Phantom starts at $14,995 for the hull only, seats up to ten passengers and reaches a top speed approximately 5 miles per hour. The Phantom is made out of plastic and is US Coast Guard approved. We launched the Phantom in our 2023 fiscal year.

Sales

We envision that if we are able to mass produce our electric powertrains, a significant portion of our revenue will be generated from the sale of our electric powertrains. In fiscal 2025, we made the first sale of our E-Motion™ Electric Powertrain System and generated $57 thousand from such sales. Although we have received non-binding letters of intent from OEMs for the purchase of such powertrains, such letters may never result in any actual sales. The projected sales price for future sales of our electric outboard powertrain system will depend on the number of batteries used and where it is sold. For the European market, we anticipate that the systems with Neogy batteries will sell for $60,000 for a one-battery system, $85,000 for a two-battery system and $115,000 for a three-battery system. For the U.S. market, we anticipate that the systems with Octillion batteries will sell for $45,000 for a one-battery system, $65,000 for a two-battery system and $85,000 for a three-battery system.

Rentals

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats at one location in Newport Beach, California. In April 2023, we opened our second electric boat rental operation in Portside Ventura, California, and in December 2023, we opened our third electric boat rental operation in Palm Beach, Florida. In April 2024, we sold our electric boat rental operations located in Newport Beach, California, to Stratégies EB Inc. for $794,616. At the time of the sale, Stratégies EB Inc. was a related party because its controlling shareholder was a member of management of EB Rental, Ltd. prior to its sale. The sale of our rental operations in Newport Beach, California has significantly decreased the size of our rental operations. We are currently in the process of opening a new electric boat rental facility in Dania Beach, Florida.

The electric boat rental business currently has a fleet of approximately 8 powerboats. Rental rates range from $75 per hour to $215 per hour, plus a booking fee, with a minimum booking of two hours. Once a powerboat in our fleet has over 200 hours of sailing time, we offer the powerboat for sale to the public. In our 2025 fiscal year, our rental business represented approximately 1% of total revenue.

Strategy

We are a vertically integrated marine company focused on delivering a superior on-water experience through innovative propulsion systems and a multi-brand retail strategy. Our operations span the design and industrialization of high-voltage electric powertrain systems, the development of electric boats, and the retail distribution of both electric and internal combustion engine (ICE) boats.

Following the acquisition of Nautical Ventures, a top-performing boat dealership network with nine locations across Florida, we have significantly expanded our access to retail customers. Through Nautical Ventures, we now offer a wide portfolio of leading recreational boat brands and models, giving us the ability to meet a broad spectrum of consumer demand, from entry-level boats to high-performance vessels. This footprint not only enables direct-to-consumer sales but also allows us to embed electric models within an established sales pipeline traditionally centered on ICE products, accelerating mainstream adoption of our electric offerings.

We also continue to sell electric boats directly to commercial fleet operators and boat rental businesses, which serve as high-visibility testbeds for our propulsion technology. These installations contribute to brand awareness, generate recurring fleet sales, and allow new consumers to experience electric boating firsthand.

Nautical Ventures further provides an immediate, scalable service infrastructure. Several locations are equipped or will be upgraded to support electric boat service bays, giving Vision Marine the ability to offer after-sale support for our E-Motion™ propulsion systems and electric boat fleet. This creates a full-cycle ownership experience for electric boat customers, from purchase to service, and enhances our value proposition in the retail environment.

At the same time, we continue to make our marine-specific electric propulsion systems available to boat manufacturers through direct engagement. Our E-Motion™ powertrains are engineered for seamless integration by OEMs, allowing them to electrify existing platforms while maintaining design and performance standards. We market these systems through trade shows, prototype demonstrations, and targeted outreach to selected manufacturers.

We believe that combining a controlled retail network with a technology integration strategy positions us to scale efficiently, maintain visibility over the customer journey, and foster broader market adoption of electric propulsion. We will continue to invest in research and development, operational efficiency, and our service infrastructure to meet the growing demand across both recreational and commercial marine segments.

Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these exemptions until September 1, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

The Securities We May Offer

We may offer common shares, preferred shares, warrants to purchase common shares or preferred shares or units consisting of our common shares, preferred shares and/or warrants up to a total dollar amount of $200,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common shares and/or preferred shares upon the exercise of warrants, common shares upon the conversion of preferred shares and common shares, preferred shares and/or warrants underlying units. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, or exercise, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding overallotment options, if any; and

●	the net proceeds to us.

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We anticipate that we will no longer be able to report as a foreign private issuer starting on September 1, 2026.

Summary Risk Factors

An investment in the offered securities involves a high degree of risk. If any of the factors below or in the section entitled “Risk Factors” herein and/or in the documents incorporated herein by reference occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Our Business

•	There is limited public information on our operating history.

•	We currently have a net loss, and if we are unable to achieve and grow a net income in the future our ability to grow our business as planned will be adversely affected.

•	To carry out our proposed business plan, we will require a significant amount of capital.

•	Terms of subsequent financings may adversely impact your investment.

•	Expected benefits from business acquisitions may not materialize due to integration challenges

•	Demand in the boat industry is highly volatile.

•	Interest rate increases could adversely affect sales.

•	Inflation could adversely affect our financial results.

•	We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

•	We are subject to numerous regulations, including environmental, health and safety laws, and any breach of such laws may have a material adverse effect on our business and operating results.

•	Product liability, warranty, personal injury, property damage and recall claims may materially affect our financial condition and damage our reputation.

•	We face potential liability from workplace accidents.

•	We are vulnerable to supply chain risks.

•	Fluctuations in currency exchange rates may significantly impact our results of operations.

•	In an effort to maintain compliance with the Minimum Bid Price Requirement, we recently enacted a third reverse stock split. We may need to enact additional reverse stock splits to maintain compliance if we fail to meet the Minimum Bid Price Requirement in the future.

•	We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

Risks Related to Nautical Ventures

•	Our success will depend, in part, upon our continued access to financing for inventory.

•	Our business model entails carrying substantial amounts of debt.

•	Our success depends to a significant extent on the well-being, as well as the continued popularity and reputation for quality of the boating products of our manufacturers. The failure to obtain a high quality and desirable mix of competitively priced products that our customers demand could have a material adverse effect on our business, financial condition, and results of operations.

•	We rely on one manufacturer for a substantial portion of our sales

•	We face intense competition.

•	We depend on manufacturers to supply us with sufficient numbers of popular and profitable new models.

•	We have the option to acquire additional properties, and if the contingent conditions to do so do not occur, we may be prevented from acquiring such properties.

•	Changes to trade policies, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

•	We are vulnerable to geographic risk.

•	The availability of boat insurance is critical to our success.

Risks Related to our Electric Operations

•	Our plan of operations entails promoting a product that we may never launch or which may not be commercially accepted if launched.

•	Our future growth depends upon consumers’ willingness to purchase electric powerboats.
•	Our future growth depends upon consumers’ preference for outboard motors.

•	We rely on a limited number of suppliers for key components of our finished products.

•	Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric powerboats.

•	We intend to rely on a third-party for the manufacture of what we envision will become our principal product.

•	If our suppliers sell us parts or components containing conflict minerals, we may be required at significant expense to find suppliers that do not use conflict minerals.

•	Our ability to meet our manufacturing workforce needs is crucial to our results of operations and future sales and profitability.

•	Our intellectual property is not fully protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates and brands.

•	Any patent applications that we file may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products

Risks Related to our Common Shares and this Offering

•	The market price and liquidity of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

•	You may experience immediate and substantial dilution as a result of future equity offerings.

•	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

•	We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in:

●	the applicable prospectus supplement,

●	any related free writing prospectus,

●	our most recent Annual Report on Form 20-F and

●	any subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety,

together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DIVIDEND POLICY

We have not paid any dividends on our common shares since incorporation. Our management anticipates that we will retain all future earnings and other cash resources for the future operation and development of our business. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the Board’s discretion, subject to applicable law, after taking into account many factors including our operating results, financial condition and current and anticipated cash needs.

OFFER AND LISTING DETAILS

We may offer and issue from time-to-time common shares, preferred shares, warrants to purchase common shares or preferred shares and units, or any combination thereof, up to an aggregate initial offering price of up to $200,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

Our common shares began trading on the Nasdaq Capital Market in November 2020 under the symbol “VMAR”. The following table sets out the high and low closing price for our securities (rounded to the nearest whole cent) in each completed fiscal quarter since September 1, 2023 as quoted on the Nasdaq Stock Market:

	Common Shares
	High	Low
Fiscal 2024
Quarter Ended November 30	$5,089.30	$1,782.06
Quarter Ended February 29	$2,078.92	$1,013.81
Quarter Ended May 31	$1,052.96	$691.44
Quarter Ended August 31	$944.96	$222.30

Fiscal 2025
Quarter Ended November 30	$210.60	$20.80
Quarter Ended February 28	$21.50	$7.31
Quarter Ended May 31	$8.18	$4.39
Quarter Ended August 31	$8.51	$1.37

Fiscal 2026
Quarter Ended November 30	$1.64	$1.10

There is no market for any of our preferred shares, warrants or units, and we do not expect to list such securities on any exchange or quotation system or for a public market to develop for any of those securities.

DESCRIPTION OF CAPITAL Stock

Our company was incorporated under the laws of the Province of Quebec, Canada on August 27, 2012, under the name Riopel Marine, Inc. We amended our Articles of Incorporation on April 22, 2020, to change our name to Vision Marine Technologies Inc. We amended our Articles of Incorporation on September 30, 2022, to create a new class of preferred shares, (i) on December 13, 2023, to create the Series A Convertible Preferred Shares (the “Series A Preferred Shares”), and (ii) on January 15, 2024, to create the Series B Convertible Preferred Shares (the “Series B Preferred Shares”). The following is a description of certain sections of our Articles of Incorporation as amended.

Remuneration of Directors

Our directors are entitled to the remuneration for acting as directors as the directors may from time to time determine. Unless otherwise provided for in a unanimous shareholder’s agreement, the Board fixes, from time to time, by resolution, the remuneration of the directors. In addition, the Board, may, by resolution, grant special compensation to a director who performs a specific or additional mandate on our behalf. Directors also have the right to be reimbursed for travel expenses and all reasonable costs and expenses incurred in the exercise of their duties.

Number of Directors

Our Articles of Incorporation provide for a minimum of one and a maximum of ten directors. The Board is composed of the fixed number of directors, between these minimum and maximum numbers, determined by resolution of the Board, or failing that by shareholder resolution. An amendment to the Articles of Incorporation which reduces the number of directors does not end the mandate of the directors in office.

Directors

Our directors are elected each year at the annual shareholder’s meeting. The election of a director is made by plurality of votes; the candidates who collect the greatest number of votes are elected in descending order, up to the number of positions to be filled. Our Articles of Incorporation provide that the Board may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed the fixed or maximum number of directors provided for by the Articles of Incorporation.

Our directors may from time to time on behalf of our company, without shareholder approval:

●	Take out loans;
●	Issue, reissue, sell or mortgage its debt securities;
●	Give security for the performance of another person’s obligation;
●	Mortgage all or part of his property, present or future, in order to guarantee the performance of any obligation;
●	Fill vacancies in the directors or the auditor or to appoint additional directors;
●	Appoint our chairman and the chairman of our Board, the head of management, the head of operations or the head of finance, and fix their remuneration;
●	Authorize the issue of shares;
●	Approve the transfer of unpaid shares;
●	Declare dividends;
●	Acquire, in particular by purchase, redemption or exchange, shares issued by us;
●	Subdivide, redesign or convert shares;
●	Authorize the payment of a commission to a person who purchases our shares or other securities, or who undertakes to buy or to have these shares or values purchased;
●	Approve the financial statements presented at annual meetings of shareholders;
●	Adopt the rules of procedure, modify or repeal them;
●	Authorize calls for payments;
●	Authorize the confiscation of shares;
●	Approve an amendment to the Articles of Incorporation allowing the series division of a class of unissued shares and establish the designation, rights and restrictions;
●	Approve a simplified merger.

Authorized Capital

Our Articles of Incorporation provides that our authorized capital consists of two (2) classes of shares, being an unlimited number of common shares without par value, issuable in four series, of which an unlimited number are designated as Voting Common Shares - Series Founder, an unlimited number are designated as Voting Common Shares - Series Investor 1, an unlimited number are designated as Voting Common Shares - Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares, and we are also authorized to issue an unlimited number of preferred shares without par value, in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

Rights, Preferences and Restrictions Attaching to Our Shares

Our Voting Common Shares, subject to the Business Corporations Act, are entitled to the following rights, privileges, restrictions and conditions attaching to our Voting Common Shares:

•	Voting Common Shares carry the right to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting;
•	Voting Common Shares carry the right to receive any dividend;
•	Voting Common Shares have the right to share the remainder of the assets in the event of our liquidation or dissolution.

Our Non-Voting Common Shares, subject to the Business Corporations Act, are entitled to the following rights, privileges, restrictions and conditions attaching to our Non-Voting Common Shares:

•	Non-Voting Common Shares do not carry the right to vote at shareholder meetings or to receive notice of such meetings;
•	Non-Voting Common Shares carry the right to receive any dividend;
•	Non-Voting Common Shares have the right to share the remainder of the assets in the event of our liquidation or dissolution.

Our directors may at any time and from time to time issue the Preferred Shares in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors, with such designation, rights, restrictions, conditions and limitations to attach to the Preferred Shares as our directors may determine.

To date, we have created:

Series A Preferred Shares

By certificate of amendment dated December 13, 2023, the Corporation created the Series A Convertible Preferred (the “Series A Preferred Shares”). Pursuant to a private placement which closed on December 21, 2023, the Series A Preferred Shares were limited to 6,000 shares in total and each Series A preferred share had a stated Value equal to $1,000. Holders of the Series A Preferred Shares are not entitled to receive any dividends, however as long as any Series A Preferred Shares remain outstanding, the Corporation is prohibited from declaring any dividends or making any distributions on any securities junior to the Series A Preferred Shares.

The Series A Preferred Shares have no voting rights except if the Corporation proposes to (i) alter or adversely change the prior preferences given to the Series A Preferred Shares, (ii) authorize or create any class of shares ranking as to dividends, redemption or distribution any rights senior to or pari-passu with the Series A Preferred Shares, (iv) increase the number of authorized preferred shares, or (v) enter into any agreement with respect to any of the foregoing.

Upon liquidation, dissolution or winding-up of the Corporation, holders of Series A Preferred Shares would be entitled to receive, an amount equal to the stated value plus accrued and unpaid dividends thereon and such payments would be made before any distribution or payment is made to the holders of any junior securities.

Each Series A Preferred Share is convertible, at any time and from time to time, after they are issued, at the option of the holder into that number of Common Shares determined by dividing the stated value of such Series A Preferred Shares by the conversion price. The conversion price shall be equal to $1,417.50 subject to any adjustments otherwise provided in the articles of amendment. However, the conversion price in connection with a forced conversion would be the lesser of the then price and 80% of the average VWAP during the five trading days ending on and including the forced conversion date. In no event, shall the conversion price be less than $405, subject to adjustment.

The Series A Preferred Shares are subject to a forced conversion on the one-year anniversary date of original issue pursuant to which the Corporation shall deliver a written notice to all holders of Series A Preferred Shares to cause each holder to convert all or part of such holder’s Series A Preferred Shares plus all liquidated damage and other amounts due in respect of the Series A Preferred Shares.

The Series A Preferred Shares also contain a number of negative covenants that prevent the Corporation for taking various actions which would adversely affect any rights of the holders of Series A Preferred Shares including, without limitation, (i) amending its charter documents,(ii) repurchasing or offering to dividends or distributions on junior securities of the Corporation, or (iv) enter into any agreements with respect to any of the foregoing.

The Corporation also has the right to redeem all but not less than all of the stated value of the Series A Preferred Shares then outstanding in cash at a price equal to 120% of the stated value being redeemed as of the redemption date. The Series A Preferred Shares also have adjustment mechanisms in order to insure that upon any splits or reverse splits any appropriate adjustment shall be made to the conversion price and to the number of common shares and contain specific adjustments for any equity sales which are issued below the then set price.

Series B Preferred Shares

By certificate of amendment dated January 15, 2024, the Corporation created the Series B Convertible Preferred (the “Series B Preferred Shares”). Pursuant to a private placement which closed on January 19, 2024, the Series B Preferred Shares were limited to 3,000 shares in total and each Series B preferred share had a stated Value equal to $1,000. Holders of the Series B Preferred Shares are not entitled to receive any dividends, however as long as any Series B Preferred Shares remain outstanding, the Corporation is prohibited from declaring any dividends or making any distributions on any securities junior to the Series B Preferred Shares.

The Series B Preferred Shares have no voting rights except if the Corporation proposes to (i) alter or adversely change the prior preferences given to the Series B Preferred Shares, (ii) authorize or create any class of shares ranking as to dividends, redemption or distribution any rights senior to or pari-passu with the Series B Preferred Shares, (iv) increase the number of authorized preferred shares, or (v) enter into any agreement with respect to any of the foregoing.

Upon liquidation, dissolution or winding-up of the Corporation, holders of Series B Preferred Shares would be entitled to receive, an amount equal to the stated value plus accrued and unpaid dividends thereon and such payments would be made before any distribution or payment is made to the holders of any junior securities.

Each Series B Preferred Share is convertible, at any time and from time to time, after they are issued, at the option of the holder into that number of Common Shares determined by dividing the stated value of such Series B Preferred Shares by the conversion price. The conversion price shall be equal to $1,417.50 subject to any adjustments otherwise provided in the articles of amendment. However, the conversion price in connection with a forced conversion would be the lesser of the then price and 80% of the average VWAP during the five trading days ending on and including the forced conversion date. In no event, shall the conversion price be less than $405, subject to adjustment.

The Series B Preferred Shares are subject to a forced conversion on the one-year anniversary date of original issue pursuant to which the Corporation shall deliver a written notice to all holders of Series B Preferred Shares to cause each holder to convert all or part of such holder’s Series B Preferred Shares plus all liquidated damage and other amounts due in respect of the Series B Preferred Shares.

The Series B Preferred Shares also contain a number of negative covenants that prevent the Corporation for taking various actions which would adversely affect any rights of the holders of Series B Preferred Shares including, without limitation, (i) amending its charter documents,(ii) repurchasing or offering to repurchase or otherwise require more than a de minimus number of common shares, (iii) pay cash dividends or distributions on junior securities of the Corporation, or (iv) enter into any agreements with respect to any of the foregoing.

We also have the right to redeem all but not less than all of the stated value of the Series B Preferred Shares then outstanding in cash at a price equal to 120% of the stated value being redeemed as of the redemption date. The Series B Preferred Shares also have adjustment mechanisms in order to insure that upon any splits or reverse splits any appropriate adjustment shall be made to the conversion price and to the number of common shares and contain specific adjustments for any equity sales which are issued below the then set price.

Shareholder Meetings

The Business Corporations Act provides that: (i) we must hold an annual meeting of shareholders; if necessary, we can hold one or more special shareholder’s meetings; (ii) shareholders meeting may be held in Quebec, in any place chosen by the Board, or may be held at a location outside Quebec if the articles allow it, or if all the shareholders entitled to vote agree; (iii) an annual meeting must be held within 15 months of the previous annual meeting; (iv) the Board may at any time call a special meeting; (v) shareholders holding at least 10% of the shares giving the right to vote at the special meeting requested to be convened may, by means of a notice, request the Board to convene a special meeting for the purposes set out in their request.

Transfer Agent, Warrant Agent and Registrar

Our common shares are recorded in registered form on the books of our transfer agent, Odyssey Transfer and Trust Company, located at 2155 Woodland Drive, Suite 100, Woodbury, MN, 55125.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any common shares or preferred shares underlying warrants offered pursuant to this prospectus and an accompanying prospectus supplement are included in the common shares and preferred shares, as applicable, offered thereby and are registered by the registration statement of which this prospectus is a part.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of common shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

●	the date, if any, on and after which the warrants, preferred shares or common shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of our Company.

Each warrant will entitle its holder to purchase the principal amount of the number of common shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares or preferred shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Report on Form 6-k filed on December 3, 2025;

●	Annual Report on Form 20-F for the fiscal year ended August 31, 2025 filed with the SEC on November 28, 2025;

●	Report on Form 6-K filed with the SEC on November 28, 2025;

●	Exhibits 99.1 and 99.2 to the report on Form 6-k filed with the SEC on July 1, 2025; and

●	The description of our common shares contained in our registration statement on Form 8-A (File No. 001-39730), filed with the SEC on November 20, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Financial Officer at Vision Marine Technologies Inc., 730 Boulevard du Curé-Boivin, Boisbriand, Quebec J7G 2A7, Canada or by calling +1 450-951-7009.

MATERIAL CHANGES

There have been no material changes which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report on from 20-F to security holders and which have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference herein.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Dentons Canda LLP is acting as counsel to our company regarding Quebec law matters. The current address of Dentons Canada LLP is 1 Place Ville-Marie, Suite 3900, Montreal, Quebec, H3B 4M7.

EXPERTS

The audited consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2025 and 2024 and the two years in the fiscal years ended August 31, 2025 and 2024, incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of M&K CPA, PLLC, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, given on the authority of said firm as experts in accounting and auditing. M&K CPA, PLLC has offices at 24955 Interstate Highway 45 Suite 400, The Woodlands, Texas.

The audited consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2023 and the year ended August 31, 2023, incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, given on the authority of said firm as experts in accounting and auditing. Ernst & Young LLP has offices at 900, Blvd. de Maisonneuve West, Suite 2300, Montréal, Québec H3A 0A8, Canada.

Up to $16,335,000 of Shares of Common Stock

Vivison Marine Technologies, Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

   January 23, 2026